Exhibit 99.1

Leaf Group Ltd. Reports Second Quarter 2017 Results

•	Leaf Group Properties Reach Over 50 Million Average Monthly Unique Visitors in the U.S. during Q2
•	Q2 Marketplaces Revenue Grows 32% Year-over-Year
•	Q2 Livestrong.com Revenue Grows 50% Year-over-Year
•	Total Q2 Revenue of $28.6 Million
•	Leaf Group completes acquisition of home décor brand Deny Designs

SANTA MONICA, CA – August 3, 2017 – Leaf Group Ltd. (NYSE: LFGR), a diversified Internet company comprised of several marketplace and media properties, today reported financial results for the second quarter ended June 30, 2017.

“Our multi-year efforts to drive growth in our media businesses are paying off. Livestrong.com delivered its fourth straight quarter of revenue growth with a 50% increase in revenue year-over-year,” said Sean Moriarty, CEO of Leaf Group. “Our Marketplaces showed continued strength with revenue increasing 32% year-over-year in Q2 with our expanding portfolio of growing brands.”

Financial Summary
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Marketplaces revenue	$17,691	$13,409	$33,568	$26,871
Media revenue	10,874	11,026	22,235	24,533
Total revenue	$28,565	$24,435	$55,803	$51,404

Net (loss) income	$(8,965)	$24,467	$(18,983)	$12,558

EPS - basic	$(0.44)	$1.20	$(0.94)	$0.62
EPS - diluted	$(0.44)	$1.18	$(0.94)	$0.61

Adjusted EBITDA(1)	$(3,933)	$(5,171)	$(8,358)	$(10,226)

Net cash used in operating activities	$(4,084)	$(3,385)	$(11,783)	$(10,285)
Free cash flow(1)	$(5,069)	$(3,978)	$(13,784)	$(11,996)

(1)	These non-GAAP financial measures are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Q2 2017 Financial Summary:

Leaf Group is comprised of two segments: Marketplaces and Media. With the continued growth of and expanding portfolio within Leaf Group’s Marketplaces segment, the company will begin to report certain financial information on a segment basis. The two reporting segments are consistent with historical revenue reported: Marketplaces and Media. Please refer to the accompanying tables for additional information.

For the second quarter of 2017:

•	Total revenue increased 17% year-over-year due to a 32% increase in Marketplaces revenue, partially offset by a 1% decline in Media revenue. On a pro forma basis eliminating the impact of the dispositions of the Cracked business and certain other non-strategic properties, total revenue increased 19% year-over-year.
•

Marketplaces revenue grew 32% year-over-year driven primarily by the acquisitions of Deny Designs and The Other Art Fair, increased conversion rates, new product introductions, optimization of product prices and a higher commission rate on Saatchi Art, partially offset by increased promotions.

•

Media revenue declined 1% year-over-year driven primarily by lower ad monetization yields, the strategic wind down of our lower-margin content studio business in Q2 2016, and the divestitures of certain media properties including Cracked. On a pro forma basis eliminating the impact of the dispositions of the Cracked business and certain other non-strategic properties, Media revenue increased 2% year-over-year.

•

Adjusted EBITDA was $(3.9) million for the quarter, primarily reflecting increased marketing efforts and additional headcount in the Marketplaces business, partially offset by lower costs in the Media business.

•	Cash and cash equivalents was $30.5 million at period end with no debt outstanding.

Business Highlights:

•

On a consolidated basis, Leaf Group’s properties reached over 50 million average monthly unique visitors in the U.S. during Q2, including more than 36 million average monthly mobile visitors (source: Apr – Jun 2017 U.S. comScore).

•

Society6 revenue grew 17% year-over-year in Q2 driven by improvements to its on-site search experience that contributed to increased transactions and higher conversion rates.  Society6 has continued to focus on customer acquisition, with new customer growth of 26% year-over-year and repeat customer growth of 37% year-over-year in Q2.

•

Saatchi Art, inclusive of The Other Art Fair, saw revenue grow 63% year-over-year in Q2,  driven by three art fairs hosted in Q2, increased transactions, improvement in conversion rates and a higher commission rate on Saatchi Art.  Saatchi Art continued to see the benefits of increased marketing investment and The Other Art Fair’s launch of two new fairs in Q2,  leading to a  combined new customer growth of 62% and repeat customer growth of 27% year-over-year.

•

The Media business nears its one year milestone in its strategic shift to launch editorial branded sites leveraging topics and content from eHow. The Media business continued to see the long-term benefits with 2% revenue growth on a pro forma basis.  Livestrong.com revenue grew 50%  in Q2 on a year-over-year basis, driven both by a  17% increase in visits and improved monetization yields. Additionally, Hunker.com, a new brand that explores home design through the lens of personal identity and style, reached nearly 3 million average monthly visitors during the first quarter of being launched.

•

The acquisition of Deny Designs, an original home décor brand and manufacturer based in Denver, Colorado, was completed in May 2017 and the integration of Deny Designs with Leaf Group’s complementary marketplaces is underway.

Operating Metrics:

	Three months ended			Six months ended
	June 30,			June 30,
	2017	2016	% Change	2017	2016	% Change
Marketplaces Metrics:
Number of Transactions(1)	276,444	218,704	26%	544,212	445,906	22%
Average Revenue per Transaction(2)	$56.62	$61.31	(8)%	$57.93	$60.26	(4)%

Media Metrics:(3)
Visits(4) (in thousands)	707,535	645,142	10%	1,403,078	1,431,121	(2)%
Revenue per Visit (RPV)(5)	$15.37	$17.09	(10)%	$15.85	$17.14	(8)%
Video Views(6) (in thousands)	204,015	168,921	21%	409,665	325,442	26%

Social Metrics (in thousands):
Social Media Followers - Marketplaces(7)	2,358	N/A (8)	N/A (8)	2,358	N/A (8)	N/A (8)
Social Media Followers - Media(7)	14,072	N/A (8)	N/A (8)	14,072	N/A (8)	N/A (8)

(1)	Number of transactions is defined as the total number of Society6 and Saatchi Art transactions successfully completed online by a customer during the applicable period.
(2)	Average revenue per transaction is calculated by dividing Society6 and Saatchi Art revenue for a period by the number of Society6 and Saatchi Art transactions initiated in that period.
(3)	Media Metrics include visits and revenue generated by Cracked.com and other non-core media properties prior to their respective disposition dates and are not adjusted to be shown on a pro forma basis.
(4)

Visits are defined as the total number of times users access the company’s content across (a) one of its owned and operated online properties and/or (b) one of its partners’ online properties, to the extent that the visited partner web pages are hosted by the company. In each case, breaks of access of at least 30 minutes constitute a unique visit.

(5)	RPV is defined as Media revenue per one thousand visits.
(6)

Video Views are defined as the total number of views of all of the company’s Media videos on Facebook and YouTube, or on Leaf Group properties or third party sites via YouTube or any other embedded video player, during the applicable period. The company includes in this metric (i) views of videos published by any of the company’s Media properties, including Livestrong.com, eHow, category-specific sites and international sites; and (ii) videos viewed on multiple YouTube channels affiliated with certain properties.

(7)

Social Media Followers are defined as the sum of all Facebook, Pinterest, Instagram and Twitter followers, as well as all YouTube subscribers, across Leaf Group's Marketplaces (excluding Deny Designs and The Other Art Fair) or Media properties, as applicable, as of the last day of the relevant period. Social Media Followers includes subscribers for multiple YouTube channels affiliated with certain Leaf Group properties. Individuals are counted more than once if they follow multiple properties or the same property on multiple platforms, or if they subscribe to multiple YouTube channels.

(8)

The company did not track Social Media Followers across all platforms prior to the third quarter of 2016. As of June 30, 2016,  the company’s Marketplaces properties had 1.1 million total Social Media Followers on Facebook, YouTube and Pinterest, and the company’s Media properties had 11.7 million total Social Media Followers on Facebook, YouTube and Pinterest.

Conference Call and Webcast Information

Leaf Group will host a corresponding conference call and live webcast today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). To access the conference call, dial 877-201-0168 (U.S./CAN) or 647-788-4901 (International) and reference conference ID 51457448. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of Leaf Group’s corporate website at http://ir.leafgroup.com and via replay beginning approximately two hours after the completion of the call.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”),

Leaf Group uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Leaf Group’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the company’s management and board of directors to understand and evaluate the company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the company’s core operating results. Management also uses these measures to prepare and update the company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the company’s financial statements. Accordingly, the company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results in the same manner as management and in comparing operating results across periods and to those of Leaf Group’s peer companies.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the company’s financial performance and operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. In addition to the non-GAAP financial measures presented in this press release, the company is also providing certain pro forma financial information to reflect the dispositions of the Cracked business and certain other non-strategic properties. Investors and others are encouraged to review the company’s financial information in its entirety and not rely on a single financial measure.

The company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, stock-based compensation and acquisition, disposition and realignment costs. Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The company defines Segment Operating Contribution as net income (loss) excluding corporate or unallocated expenses, interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, and stock-based compensation. Management believes that the exclusion of certain expenses and gains in calculating Segment Operating Contribution provides a useful measure for period-to-period comparisons of the segment’s underlying revenue and operating costs that is focused more closely on the current costs necessary to operate the segment, and reflects the segment’s ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash outflows from acquisition, disposition and realignment activities; capital expenditures to acquire property and equipment; and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in its businesses, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Leaf Group

Leaf Group Ltd. (NYSE: LFGR) is a diversified Internet company that builds platforms across its marketplaces (Society6, Saatchi Art, Deny Designs and The Other Art Fair) and various media properties (including Livestrong.com, eHow and Cuteness) to enable communities of creators to reach passionate audiences in large and growing lifestyle categories. In addition, Leaf Group’s diverse advertising offerings help brands and publishers find innovative ways to engage with their customers. For more information about Leaf Group, visit www.leafgroup.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements set forth in this press release include statements regarding potential synergies achieved from acquisitions, the impact of strategic operational changes and our future financial performance. In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties regarding the company’s future financial performance, and are based on current expectations, estimates and projections about the company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Potential risks and uncertainties that could affect the company’s operating and financial results are described in Leaf Group’s annual report on Form 10-K for the fiscal year ending December 31, 2016 filed with the Securities and Exchange Commission (http://www.sec.gov) on February 23, 2017, as such risks and uncertainties are updated in Leaf Group’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: the company’s ability to successfully drive and increase traffic to its media and marketplaces properties; the company’s ability to attract new and repeat customers and artists to its marketplaces and successfully grow its marketplaces business; the impact of increasing mobile usage on the company’s marketplaces business;  changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!;  the effects of shifting consumption of media content and online shopping from desktop to mobile devices and/or social media platforms; the potential impact on advertising revenue of lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields, increased availability of ad blocking software, particularly on mobile devices and/or ongoing changes in ad unit formats; the impact of certain changes made to the business model for the company’s media properties, including the ability to successfully launch, manage and grow new vertically focused web properties; our ability to effectively integrate, manage, operate and grow our recently acquired Deny Designs marketplace business; the company’s dependence on material agreements with a specific business partner for a significant portion of its revenue; the company’s ability to successfully expand its current lines of business and grow new lines of business; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; and the company’s ability to retain key personnel. From time to time, the company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. The company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

# # #

(Tables Follow)

Investor and Media Contact:
Jeff Misthal SVP, Finance (310) 656-6253 IR@leafgroup.com Shawn Milne Investor Relations (415) 264-3419 shawn.milne@leafgroup.com

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue:
Product revenue	$15,349	$12,005	$29,933	$24,469
Service revenue	13,216	12,430	25,870	26,935
Total revenue	28,565	24,435	55,803	51,404
Operating expenses:
Product costs (exclusive of amortization of intangible assets shown separately below)	11,538	8,290	22,072	16,797
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)	5,098	6,478	10,888	14,517
Sales and marketing(1)(2)	7,196	7,452	13,920	13,579
Product development(1)(2)	5,029	5,348	9,779	10,962
General and administrative(1)(2)	7,225	7,422	14,878	15,952
Amortization of intangible assets	1,396	3,114	3,233	6,146
Total operating expenses	37,482	38,104	74,770	77,953
Loss from operations	(8,917)	(13,669)	(18,967)	(26,549)
Interest income	39	23	82	25
Interest expense	(1)	—	(3)	—
Other (expense) income, net	(6)	38,182	(3)	39,162
(Loss) income before income taxes	(8,885)	24,536	(18,891)	12,638
Income tax expense	(80)	(69)	(92)	(80)
Net (loss) income	$(8,965)	$24,467	$(18,983)	$12,558

Net (loss) income per share
Basic	$(0.44)	$1.20	$(0.94)	$0.62
Diluted	$(0.44)	$1.18	$(0.94)	$0.61

Weighted average number of shares
Basic	20,392	20,389	20,169	20,301
Diluted	20,392	20,679	20,169	20,518
__________________

(1) Depreciation expense included in the above line items:
Service costs	$721	$864	$1,464	$2,328
Sales and marketing	9	13	18	26
Product development	23	33	46	74
General and administrative	650	833	1,305	2,014
Total depreciation	$1,403	$1,743	$2,833	$4,442

(2) Stock-based compensation included in the above line items:
Service costs	$143	$650	$298	$912
Sales and marketing	176	233	377	441
Product development	481	517	877	916
General and administrative	1,366	1,119	2,692	2,169
Total stock-based compensation	$2,166	$2,519	$4,244	$4,438

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$30,470	$50,864
Accounts receivable, net	7,000	6,849
Prepaid expenses and other current assets	6,214	8,139
Total current assets	43,684	65,852
Property and equipment, net	11,447	11,503
Intangible assets, net	13,048	11,273
Goodwill	16,995	11,167
Other assets	1,361	1,457
Total assets	$86,535	$101,252

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,919	$2,451
Accrued expenses and other current liabilities	13,245	15,017
Deferred revenue	1,757	2,180
Total current liabilities	16,921	19,648
Deferred tax liability	117	108
Other liabilities	3,473	1,746
Total liabilities	20,511	21,502
Commitments and contingencies
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	518,402	513,139
Treasury stock	(35,706)	(35,641)
Accumulated other comprehensive loss	(53)	(112)
Accumulated deficit	(416,621)	(397,638)
Total stockholders’ equity	66,024	79,750
Total liabilities and stockholders’ equity	$86,535	$101,252

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Cash flows from operating activities
Net (loss) income	$(8,965)	$24,467	$(18,983)	$12,558
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,799	4,857	6,066	10,588
Deferred income taxes	66	—	9	—
Stock-based compensation	2,166	2,519	4,244	4,438
Gain on disposal of businesses and online properties	—	(38,176)	—	(39,149)
Other	(49)	133	(48)	102
Change in operating assets and liabilities, net of effect of acquisitions and disposals:
Accounts receivable, net	281	1,246	415	3,118
Prepaid expenses and other current assets	312	167	1,215	629
Other long-term assets	(33)	(5)	(32)	(17)
Accounts payable	(1,240)	33	(1,200)	(20)
Accrued expenses and other liabilities	474	1,296	(3,019)	(2,379)
Deferred revenue	105	78	(450)	(153)
Net cash used in operating activities	(4,084)	(3,385)	(11,783)	(10,285)
Cash flows from investing activities
Purchases of property and equipment	(1,180)	(1,059)	(2,238)	(2,539)
Purchases of intangible assets	(75)	—	(121)	(4)
Cash received from disposal of businesses and online properties, net of cash disposed	—	35,256	385	35,906
Cash paid for acquisitions, net of cash acquired	(6,304)	—	(6,304)	—
Restricted deposits	—	—	742	136
Other	2	17	3	48
Net cash (used in) provided by investing activities	(7,557)	34,214	(7,533)	33,547
Cash flows from financing activities
Proceeds from exercises of stock options and purchases under ESPP	1,216	90	1,525	91
Repurchases of common stock	—	—	(65)	—
Taxes paid on net share settlements of restricted stock units	(576)	(502)	(2,367)	(994)
Cash paid for acquisition holdback	—	—	(119)	—
Other	(16)	—	(32)	—
Net cash provided by (used in) financing activities	624	(412)	(1,058)	(903)
Effect of foreign currency on cash and cash equivalents	(17)	(3)	(20)	(2)
Change in cash and cash equivalents	(11,034)	30,414	(20,394)	22,357
Cash and cash equivalents, beginning of period	41,504	30,513	50,864	38,570
Cash and cash equivalents, end of period	$30,470	$60,927	$30,470	$60,927

Leaf Group Ltd. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Adjusted EBITDA:
Net (loss) income	$(8,965)	$24,467	$(18,983)	$12,558
Add (deduct):
Income tax expense (benefit)	80	69	92	80
Interest (income) expense, net	(38)	(23)	(79)	(25)
Other expense (income), net(1)	6	(38,182)	3	(39,162)
Depreciation and amortization(2)	2,799	4,857	6,066	10,588
Stock-based compensation(3)	2,166	2,519	4,244	4,438
Acquisition, disposition and realignment costs(4)	19	1,122	299	1,297
Adjusted EBITDA	$(3,933)	$(5,171)	$(8,358)	$(10,226)

Free Cash Flow:
Net cash used in operating activities	$(4,084)	$(3,385)	$(11,783)	$(10,285)
Purchases of property and equipment	(1,180)	(1,059)	(2,238)	(2,539)
Purchases of intangible assets	(75)	—	(121)	(4)
Acquisition, disposition and realignment cash flows(4)	270	466	358	832
Free Cash Flow	$(5,069)	$(3,978)	$(13,784)	$(11,996)

(1)	Primarily consists of income from the disposition of certain businesses, including Cracked, and non-core media properties.
(2)

Represents depreciation expense of the company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the company’s GAAP results of operations.

(3)	Represents the fair value of stock-based awards granted to employees, as included in the company’s GAAP results of operations.
(4)

Represents such items, when applicable, as (a) legal, accounting and other professional fees directly attributable to acquisition, disposition or corporate realignment activities and (b) employee severance and other payments attributable to acquisition, disposition or corporate realignment activities.

Leaf Group Ltd. and Subsidiaries

Reconciliation of Segment Disclosure

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Segment Revenue:
Marketplaces	$17,691	$13,409	$33,568	$26,871
Media	10,874	11,026	22,235	24,533
Total revenue	$28,565	$24,435	$55,803	$51,404

Segment Operating Contribution:
Marketplaces(1)	$(1,743)	$(202)	$(3,148)	$(63)
Media(1)	4,398	741	8,013	2,804
Add (deduct):
Corporate expenses(2)	(6,607)	(6,832)	(13,522)	(14,264)
Acquisition, disposition and realignment costs(3)	19	1,122	299	1,297
Adjusted EBITDA	$(3,933)	$(5,171)	$(8,358)	$(10,226)

Reconciliation to consolidated pre-tax income (loss):
Adjusted EBITDA	$(3,933)	$(5,171)	$(8,358)	$(10,226)
Add (deduct):
Interest income (expense), net	38	23	79	25
Other income (expense), net(4)	(6)	38,182	(3)	39,162
Depreciation and amortization(5)	(2,799)	(4,857)	(6,066)	(10,588)
Stock-based compensation(6)	(2,166)	(2,519)	(4,244)	(4,438)
Acquisition, disposition and realignment costs(3)	(19)	(1,122)	(299)	(1,297)
(Loss) income before income taxes	$(8,885)	$24,536	$(18,891)	$12,638

(1)

Segment operating contribution reflects earnings before corporate and unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expenses); and (e) income taxes.

(2)

Corporate expenses include operating expenses that are not directly attributable to the operating segments, including: corporate information technology, marketing and general and administrative support functions and also excludes the following:  (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expenses); and (e) income taxes.

(3)

Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities and (b) employee severance and other payments attributable to acquisition, disposition or corporate realignment activities.

(4)	Primarily consists of income from the disposition of certain businesses, including Cracked, and non-core media properties.

(5)

Represents depreciation expense of our long-lived tangible assets and amortization expense of our finite-lived intangible assets, including amortization expense related to our investment in media content assets, included in our GAAP results of operations.

(6)	Represents the expense related to stock-based awards granted to employees as included in our GAAP results of operations.

Leaf Group Ltd. and Subsidiaries

Reconciliations of Pro Forma Financial Measures

(In thousands)

	Three months ended June 30, 2017			Six months ended June 30, 2017
	Revenue	Pro Forma Adjustments(1)	Pro Forma Revenue	Revenue	Pro Forma Adjustments(1)	Pro Forma Revenue
Revenue - Pro Forma:
Marketplaces	$17,691	$—	$17,691	$33,567	$—	$33,567
Media	10,874	—	10,874	22,236	—	22,236
Total Revenue	$28,565	$—	$28,565	$55,803	$—	$55,803

	Three months ended June 30, 2016			Six months ended June 30, 2016
	Revenue	Pro Forma Adjustments(1)	Pro Forma Revenue	Revenue	Pro Forma Adjustments(1)	Pro Forma Revenue
Marketplaces	$13,409	$—	$13,409	$26,871	$—	$26,871
Media	11,026	(414)	10,612	24,533	(2,490)	22,043
Total Revenue	$24,435	$(414)	$24,021	$51,404	$(2,490)	$48,914

(1) Represents revenue associated with the divested Cracked business and certain other divested non-strategic properties.